UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2010

National American University Holdings, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	001-34751	83-0479936
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5301 S. Highway 16, Suite 200 Rapid City, SD	57701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (605) 721-5200

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
An annual meeting of the stockholders of National American University Holdings, Inc. (the “Company”) was held on October 26, 2010. Present at that annual meeting were 25,244,428 shares of common stock entitled to vote. The stockholders voted on the following matters at the meeting:
1.	The election of seven directors, each of whom will hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified or until his or her earlier resignation or removal:

Name	Shares Voted For	Shares Withheld	Broker Non-Votes
Robert D. Buckingham	24,692,757	108,618	443,053
Dr. Jerry L. Gallentine	24,692,757	108,618	443,053
Dr. Therese Kreig Crane	24,689,273	112,102	443,053
Dr. R. John Reynolds	24,689,273	112,102	443,053
Dr. Thomas D. Saban	24,689,273	112,102	443,053
David L. Warnock	24,685,057	116,318	443,053
H. Edward Yelick	24,692,800	108,575	443,053
2.	The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2011.

Shares Voted For	Shares Voted Against	Shares Abstained
25,172,845	71,583	0
Item 8.01. Other Events.
On October 27, 2010, the Company issued a press release to announce that on October 25, 2010, its Board of Directors declared a cash dividend in the amount of $0.03 per share on all shares of the Company’s common stock outstanding and of record as of the close of business on December 31, 2010.
These dividends will be payable on or about January 7, 2011. The Company operates on a May 31st fiscal year.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are filed herewith:

Exhibit
Number	Description
99.1	Press Release, dated October 27, 2010

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 27, 2010	NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC.
	By:	/s/ Ronald L. Shape
		Name:	Ronald L. Shape, Ed. D.
		Title:	Chief Executive Officer